Exhibit 99.1
Clearwire to Officially Launch CLEAR 4G Service in 10 Markets on
September 1, 2009
Super fast mobile Internet service coming to Boise, Idaho; Bellingham, Wash.; and eight
Texas markets, including Abilene, Amarillo, Corpus Christi, Killeen/Temple, Lubbock,
Midland/Odessa, Waco and Wichita Falls
Service now available via Clear.com; Other retail channels to follow
Kirkland, Wash. — Aug. 3, 2009 — Clearwire Communications, LLC, an operating subsidiary of Clearwire Corporation, (NASDAQ: CLWR) today announced the official launch day of CLEAR™ 4G service in Boise, Idaho; Bellingham, Wash.; and eight markets throughout Texas, including: Abilene, Amarillo, Corpus Christi, Lubbock, Midland/Odessa, Killeen/Temple, Waco and Wichita Falls will occur on September 1, 2009. CLEAR offers the first super fast mobile Internet service that works as fast on the go as it does at home. Customers in these new markets interested in experiencing CLEAR today can activate service now via clear.com.
Clearwire will celebrate the official launches in each market with local events, retail store openings, ad campaigns and promotional offers throughout the fall.
A CLEAR Difference
CLEAR offers the first super fast mobile Internet service that works as fast on the go as it does at home. Unlike other wireless services, CLEAR delivers a mobile broadband internet experience on par with speeds typically experienced only on wired connections, like DSL.
The CLEAR customer experience is similar to that provided by Wi-Fi, but without the short range limitations of a traditional hot spot. CLEAR uses a 4G technology that differs from Wi-Fi called WiMAX, which provides service areas measured in miles, not feet.
Clearwire’s 4G network is now available in four markets, with the expected September 1st launches adding an additional 10 markets, and the company plans to bring CLEAR to 80 markets covering up to 120 million people by the end of 2010. In addition to the markets announced today, consumers and businesses can now purchase the company’s 4G services online and at various retail locations in Atlanta; Baltimore; Las Vegas and Portland, Oregon.
Some of the additional markets planned to launch in 2009 include Chicago, Charlotte, Dallas/Ft. Worth, Honolulu, Philadelphia and Seattle. In 2010, Clearwire plans to launch 4G service in New York, Boston, Washington, D.C., Houston and the San Francisco Bay Area among others.
Please visit www.clear.com for more information about coverage, service options and devices, or connect with CLEAR on Facebook: www.facebook.com/CLEARinsider.
2009 CLEAR Launch Plans & Second Quarter Financial Results
Clearwire will provide additional information regarding the remainder of the 2009 CLEAR market launch plans during the company’s second quarter earnings announcement on Tuesday, August 11. The financial release will be available at http://newsroom.clearwire.com at approximately 4

p.m. Eastern Time. Clearwire executives will host a conference call and webcast following the release at 4:30 p.m. Eastern Time. A live broadcast of the conference call will be available online on the company’s Investor Relations website located at: http://investors.clearwire.com. Interested parties can access the conference call by dialing 800.901.5241, or outside the United States 617.786.2963, five minutes prior to the start time. The passcode for the call is 84387819.
Contacts:
For additional information or to request an interview, please contact:

Media and Industry Analysts:	JLM Partners for Clearwire:
Susan Johnston	Mike DiGioia
425-216-7913	206-381-3600
Susan.johnston@clearwire.com	mike@jlmpartners.com

Investors::
Mary Ekman
425-216-7995
Mary.ekman@clearwire.com
About Clearwire
Clearwire Communications, LLC, an operating subsidiary of Clearwire Corporation (NASDAQ: CLWR), offers a robust suite of advanced high-speed Internet services to consumers and businesses. As part of a multi-year network build-out plan, Clearwire’s 4G service, called CLEAR™, will be available in major metropolitan areas across the U.S., and bring together an unprecedented combination of speed and mobility. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides unmatched network capacity to deliver next generation broadband access. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire currently provides 4G service, utilizing WiMAX technology, in four markets and provides pre-WiMAX communications services in 50 markets across the U.S. and Europe. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding plans for the development and deployment of the first nationwide next-generation wireless broadband network based on mobile WiMAX technology; the timing, availability, capabilities and coverage of our network, including market launch plans; products and services to be offered on our network; planned marketing and branding efforts and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to, the risks referenced in the section of Clearwire’s Annual Report on Form 10-K entitled “Risk Factors,” filed March 26, 2009.
Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.